Press Release February 24, 2016

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, February 24, 2016 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported a fourth quarter net loss attributable to HollyFrontier stockholders of $43.9 million or $(0.24) per diluted share for the quarter ended December 31, 2015, compared to a net loss of $222.2 million or $(1.13) per diluted share for the quarter ended December 31, 2014. Included in the current quarter results was a non-cash inventory valuation charge that decreased after-tax earnings by $88.0 million or $0.48 per share compared to $244.0 million or $1.25 per share for the quarter ended December 31, 2014. Excluding this inventory valuation charge, after-tax earnings were $44.1 million, or $0.24 per share compared to $21.8 million, or $0.12 per share for the quarter ended December 31, 2014.
2014
Net income attributable to our stockholders (exclusive of fourth quarter 2015 and 2014 inventory valuation charges)increased by $22.3 million for the quarter compared to the same period of 2014. This increase principally reflects lower operating costs and increased sales volumes, partially offset by a decrease in refining margins. For the fourth quarter, crude oil charges averaged 407,000 barrels per day ("BPD") and production levels averaged approximately 421,000 BPD. On a per barrel basis, consolidated refinery gross margin was $9.91 per produced barrel compared to $10.76 for the fourth quarter of 2014. Total operating expenses for the quarter were $285.2 million compared to $318.4 million for the fourth quarter of last year.

HollyFrontier’s President & CEO, George Damiris, commented, “We have begun to see the benefits from the successful execution of our business improvement plan in our 2015 results. For the year, our reliability and process safety initiatives drove our refinery utilization rate to 97.6%, the highest level achieved since our merger and a 6% increase compared to our 2014 utilization rate of 91.7%. Additionally, improved operational reliability, our cost management initiative and lower natural gas costs contributed to a 7% reduction in operating expenses compared to 2014. Strong operational performance, improved realized margins and lower operating costs drove a 74% increase in earnings per share compared to 2014 (exclusive of inventory valuation charges).”

For the fourth quarter of 2015, net cash provided by operations totaled $76.3 million. During the period, we declared a regular dividend of $0.33 per share to shareholders totaling approximately $60.1 million and spent $261.1 million on stock repurchases. At December 31, 2015, our combined balance of cash and short-term investments totaled $210.6 million, and our consolidated debt was $1.0 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $31.3 million at December 31, 2015. We had no cash borrowings or outstanding principal under the HollyFrontier credit facility during the quarter.

The Company has scheduled a webcast conference call for today, February 24, 2016, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1089438. An audio archive of this webcast will be available using the above noted link through March 9, 2016.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of

HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2014
	2015	2014	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,943,559	$4,283,119	$(1,339,560)	(31)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	2,446,511	3,789,026	(1,342,515)	(35)
Lower of cost or market inventory adjustment	143,554	397,478	(253,924)	(64)
	2,590,065	4,186,504	(1,596,439)	(38)
Operating expenses	285,214	318,363	(33,149)	(10)
General and administrative expenses	34,414	32,172	2,242	7
Depreciation and amortization	90,572	100,498	(9,926)	(10)
Total operating costs and expenses	3,000,265	4,637,537	(1,637,272)	(35)
Loss from operations	(56,706)	(354,418)	297,712	(84)
Other income (expense):
Earnings of equity method investments	2,169	949	1,220	129
Interest income	988	837	151	18
Interest expense	(11,657)	(10,125)	(1,532)	15
Gain on sale of assets and other	535	1,422	(887)	(62)
	(7,965)	(6,917)	(1,048)	15
Loss before income taxes	(64,671)	(361,335)	296,664	(82)
Income tax benefit	(40,724)	(150,990)	110,266	(73)
Net loss	(23,947)	(210,345)	186,398	(89)
Less net income attributable to noncontrolling interest	19,974	11,859	8,115	68
Net loss attributable to HollyFrontier stockholders	$(43,921)	$(222,204)	$178,283	(80)%
Loss per share attributable to HollyFrontier stockholders:
Basic	$(0.24)	$(1.13)	$0.89	(79)%
Diluted	$(0.24)	$(1.13)	$0.89	(79)%
Cash dividends declared per common share	$0.33	$0.82	$(0.49)	(60)%
Average number of common shares outstanding:
Basic	181,460	195,310	(13,850)	(7)%
Diluted	181,460	195,310	(13,850)	(7)%
EBITDA	$16,596	$(263,408)	$280,004	106%

	Years Ended December 31,			Change from 2014
	2015	2014		Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$13,237,920	$19,764,327		$(6,526,407)	(33)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	10,239,218	17,228,385		(6,989,167)	(41)
Lower of cost or market inventory adjustment	226,979	397,478		(170,499)	(43)
	10,466,197	17,625,863		(7,159,666)	(41)
Operating expenses	1,060,373	1,144,940		(84,567)	(7)
General and administrative expenses	120,846	114,609		6,237	5
Depreciation and amortization	346,151	363,381		(17,230)	(5)
Total operating costs and expenses	11,993,567	19,248,793		(7,255,226)	(38)
Income from operations	1,244,353	515,534		728,819	141
Other income (expense):
Loss of equity method investments	(3,738)	(2,007)		(1,731)	86
Interest income	3,391	4,430		(1,039)	(23)
Interest expense	(43,470)	(43,646)		176	—
Loss on early extinguishment of debt	(1,370)	(7,677)	—	6,307	(82)
Gain on sale of assets and other	9,402	866		8,536	986
	(35,785)	(48,034)		12,249	(26)
Income before income taxes	1,208,568	467,500		741,068	159
Income tax provision	406,060	141,172		264,888	188
Net income	802,508	326,328		476,180	146
Less net income attributable to noncontrolling interest	62,407	45,036		17,371	39
Net income attributable to HollyFrontier stockholders	$740,101	$281,292		$458,809	163%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$3.91	$1.42		$2.49	175%
Diluted	$3.90	$1.42		$2.48	175%
Cash dividends declared per common share	$1.31	$3.26		$(1.95)	(60)%
Average number of common shares outstanding:
Basic	188,731	197,243		(8,512)	(4)%
Diluted	188,940	197,428		(8,488)	(4)%
EBITDA	$1,533,761	$832,738		$701,023	84%

Balance Sheet Data

	December 31,
	2015	2014
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$210,552	$1,042,095
Working capital	$587,450	$1,549,004
Total assets	$8,388,299	$9,230,047
Long-term debt	$1,040,040	$1,054,297
Total equity	$5,809,773	$6,100,719

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining Segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline (an HEP consolidated subsidiary) and 50% and 25% ownership interests in Frontier Pipeline and SLC Pipeline, respectively. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2015
Sales and other revenues	$2,924,218	$97,251	$190	$(78,100)	$2,943,559
Depreciation and amortization	$71,113	$16,367	$3,299	$(207)	$90,572
Income (loss) from operations	$(73,149)	$53,032	$(36,020)	$(569)	$(56,706)
Capital expenditures	$187,392	$11,716	$3,150	$—	$202,258

Three Months Ended December 31, 2014
Sales and other revenues	$4,266,178	$88,449	$301	$(71,809)	$4,283,119
Depreciation and amortization	$83,381	$14,809	$2,515	$(207)	$100,498
Income (loss) from operations	$(344,449)	$38,783	$(48,204)	$(548)	$(354,418)
Capital expenditures	$164,189	$29,053	$2,446	$—	$195,688

Year Ended December 31, 2015
Sales and other revenues	$13,171,183	$358,875	$663	$(292,801)	$13,237,920
Depreciation and amortization	$273,799	$61,236	$11,944	$(828)	$346,151
Income (loss) from operations	$1,187,875	$181,778	$(123,004)	$(2,296)	$1,244,353
Capital expenditures	$567,616	$94,516	$14,023	$—	$676,155

Year Ended December 31, 2014
Sales and other revenues	$19,706,225	$332,626	$2,103	$(276,627)	$19,764,327
Depreciation and amortization	$293,871	$60,548	$9,790	$(828)	$363,381
Income (loss) from operations	$491,106	$156,453	$(129,874)	$(2,151)	$515,534
Capital expenditures	$435,598	$109,693	$19,530	$—	$564,821

December 31, 2015
Cash, cash equivalents and investments in marketable securities	$91	$15,013	$195,448	$—	$210,552
Total assets	$6,840,545	$1,569,089	$289,225	$(310,560)	$8,388,299
Long-term debt	$—	$1,008,752	$31,288	$—	$1,040,040

December 31, 2014
Cash, cash equivalents and investments in marketable securities	$88	$2,830	$1,039,177	$—	$1,042,095
Total assets	$6,927,126	$1,472,098	$1,150,865	$(320,042)	$9,230,047
Long-term debt	$—	$866,986	$187,311	$—	$1,054,297

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	238,280	200,060	263,340	243,240
Refinery throughput (BPD) (2)	250,080	211,460	277,260	255,020
Refinery production (BPD) (3)	240,010	202,310	266,170	249,350
Sales of produced refined products (BPD)	238,240	213,200	258,420	245,600
Sales of refined products (BPD) (4)	308,110	270,790	295,470	273,630
Refinery utilization (5)	91.6%	76.9%	101.3%	93.6%

Average per produced barrel (6)
Net sales	$62.38	$95.88	$72.33	$110.79
Cost of products (7)	52.30	87.83	56.88	98.39
Refinery gross margin (8)	10.08	8.05	15.45	12.40
Refinery operating expenses (9)	5.82	6.99	4.95	5.73
Net operating margin (8)	$4.26	$1.06	$10.50	$6.67

Refinery operating expenses per throughput barrel (10)	$5.54	$7.05	$4.61	$5.52

Feedstocks:
Sweet crude oil	56%	63%	59%	71%
Sour crude oil	23%	27%	21%	11%
Heavy sour crude oil	16%	5%	15%	14%
Other feedstocks and blends	5%	5%	5%	4%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	48%	50%	47%
Diesel fuels	29%	33%	33%	33%
Jet fuels	8%	7%	7%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	3%	2%	3%
Lubricants	4%	4%	4%	4%
LPG and other	3%	4%	3%	5%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	101,500	95,430	100,450	98,120
Refinery throughput (BPD) (2)	112,850	108,990	111,840	110,250
Refinery production (BPD) (3)	111,590	105,260	110,210	107,520
Sales of produced refined products (BPD)	112,320	105,450	111,580	106,870
Sales of refined products (BPD) (4)	118,160	116,540	119,560	115,620
Refinery utilization (5)	101.5%	95.4%	100.5%	98.1%

Average per produced barrel (6)
Net sales	$59.14	$87.97	$69.76	$110.54
Cost of products (7)	50.96	72.47	53.57	94.58
Refinery gross margin (8)	8.18	15.50	16.19	15.96
Refinery operating expenses (9)	5.07	5.73	4.92	5.43
Net operating margin (8)	$3.11	$9.77	$11.27	$10.53

Refinery operating expenses per throughput barrel (10)	$5.05	$5.54	$4.91	$5.26

Feedstocks:
Sweet crude oil	42%	24%	36%	13%
Sour crude oil	48%	63%	54%	74%
Heavy sour crude oil	—%	1%	—%	2%
Other feedstocks and blends	10%	12%	10%	11%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	56%	58%	55%	54%
Diesel fuels	40%	34%	39%	38%
Fuel oil	1%	3%	2%	4%
Asphalt	1%	1%	1%	1%
LPG and other	2%	4%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	67,530	65,020	68,770	64,820
Refinery throughput (BPD) (2)	73,650	70,190	74,480	71,130
Refinery production (BPD) (3)	69,600	66,400	70,180	68,140
Sales of produced refined products (BPD)	68,940	67,740	68,000	68,520
Sales of refined products (BPD) (4)	75,700	73,420	73,320	72,390
Refinery utilization (5)	81.4%	78.3%	82.9%	78.1%

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$59.13	$87.19	$70.05	$107.51
Cost of products (7)	46.92	75.26	51.80	90.95
Refinery gross margin (8)	12.21	11.93	18.25	16.56
Refinery operating expenses (9)	10.60	10.66	9.89	10.20
Net operating margin (8)	$1.61	$1.27	$8.36	$6.36

Refinery operating expenses per throughput barrel (10)	$9.92	$10.29	$9.03	$9.83

Feedstocks:
Sweet crude oil	40%	46%	42%	44%
Sour crude oil	—%	1%	—%	2%
Heavy sour crude oil	36%	33%	37%	30%
Black wax crude oil	16%	13%	13%	15%
Other feedstocks and blends	8%	7%	8%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	61%	57%	56%
Diesel fuels	32%	33%	36%	33%
Jet fuels	1%	—%	—%	—%
Fuel oil	3%	1%	3%	1%
Asphalt	2%	2%	2%	5%
LPG and other	3%	3%	2%	5%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	407,310	360,510	432,560	406,180
Refinery throughput (BPD) (2)	436,580	390,640	463,580	436,400
Refinery production (BPD) (3)	421,200	373,970	446,560	425,010
Sales of produced refined products (BPD)	419,500	386,390	438,000	420,990
Sales of refined products (BPD) (4)	501,970	460,750	488,350	461,640
Refinery utilization (5)	91.9%	81.4%	97.6%	91.7%

Average per produced barrel (6)
Net sales	$60.97	$92.20	$71.32	$110.19
Cost of products (7)	51.06	81.44	55.25	96.21
Refinery gross margin (8)	9.91	10.76	16.07	13.98
Refinery operating expenses (9)	6.40	7.29	5.71	6.38
Net operating margin (8)	$3.51	$3.47	$10.36	$7.60

Refinery operating expenses per throughput barrel (10)	$6.15	$7.21	$5.39	$6.16

Feedstocks:
Sweet crude oil	49%	49%	51%	53%
Sour crude oil	26%	32%	25%	23%
Heavy sour crude oil	15%	9%	15%	15%
Black wax crude oil	3%	2%	2%	2%
Other feedstocks and blends	7%	8%	7%	7%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Consolidated
Sales of produced refined products:
Gasolines	55%	53%	52%	50%
Diesel fuels	32%	33%	35%	34%
Jet fuels	4%	4%	4%	4%
Fuel oil	2%	2%	1%	2%
Asphalt	2%	2%	2%	3%
Lubricants	2%	2%	3%	2%
LPG and other	3%	4%	3%	5%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)
Excludes lower of cost or market inventory valuation adjustment charges of $143.6 million and $227.0 million for the three months and year ended December 31, 2015, respectively and $397.5 million for the three months and year ended December 31, 2014.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(In thousands)

Net income (loss) attributable to HollyFrontier stockholders	$(43,921)	$(222,204)	$740,101	$281,292
Add (subtract) income tax provision (benefit)	(40,724)	(150,990)	406,060	141,172
Add interest expense (1)	11,657	10,125	44,840	51,323
Subtract interest income	(988)	(837)	(3,391)	(4,430)
Add depreciation and amortization	90,572	100,498	346,151	363,381
EBITDA	$16,596	$(263,408)	$1,533,761	$832,738

(1) Includes loss on early extinguishment of debt of $1.4 million and $7.7 million for the years ended December 31, 2015 and 2014, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$60.97	$92.20	$71.32	$110.19
Times sales of produced refined products (BPD)	419,500	386,390	438,000	420,990
Times number of days in period	92	92	365	365
Produced refined product sales	$2,353,076	$3,277,515	$11,401,928	$16,931,944

Total produced refined product sales	$2,353,076	$3,277,515	$11,401,928	$16,931,944
Add refined product sales from purchased products and rounding (1)	438,809	634,860	1,214,920	1,566,925
Total refined product sales	2,791,885	3,912,375	12,616,848	18,498,869
Add direct sales of excess crude oil (2)	91,435	318,820	352,113	1,060,354
Add other refining segment revenue (3)	40,898	34,983	202,222	147,002
Total refining segment revenue	2,924,218	4,266,178	13,171,183	19,706,225
Add HEP segment sales and other revenues	97,251	88,449	358,875	332,626
Add corporate and other revenues	190	301	663	2,103
Subtract consolidations and eliminations	(78,100)	(71,809)	(292,801)	(276,627)
Sales and other revenues	$2,943,559	$4,283,119	$13,237,920	$19,764,327

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$51.06	$81.44	$55.25	$96.21
Times sales of produced refined products (BPD)	419,500	386,390	438,000	420,990
Times number of days in period	92	92	365	365
Cost of products for produced products sold	$1,970,610	$2,895,019	$8,832,818	$14,783,758

Total cost of products for produced products sold	$1,970,610	$2,895,019	$8,832,818	$14,783,758
Add refined product costs from purchased products sold and rounding (1)	439,110	636,647	1,245,451	1,572,944
Total cost of refined products sold	2,409,720	3,531,666	10,078,269	16,356,702
Add crude oil cost of direct sales of excess crude oil (2)	93,833	304,639	348,362	1,030,235
Add other refining segment cost of products sold (4)	17,430	23,399	98,979	113,664
Total refining segment cost of products sold	2,520,983	3,859,704	10,525,610	17,500,601
Subtract consolidations and eliminations	(74,472)	(70,678)	(286,392)	(272,216)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$2,446,511	$3,789,026	$10,239,218	$17,228,385

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$6.40	$7.29	$5.71	$6.38
Times sales of produced refined products (BPD)	419,500	386,390	438,000	420,990
Times number of days in period	92	92	365	365
Refinery operating expenses for produced products sold	$247,002	$259,144	$912,858	$980,359

Total refinery operating expenses for produced products sold	$247,002	$259,144	$912,858	$980,359
Add other refining segment operating expenses and rounding (5)	14,715	10,920	44,062	42,810
Total refining segment operating expenses	261,717	270,064	956,920	1,023,169
Add HEP segment operating expenses	24,955	31,966	103,305	104,801
Add corporate and other costs	1,394	16,709	3,433	18,402
Subtract consolidations and eliminations	(2,852)	(376)	(3,285)	(1,432)
Operating expenses	$285,214	$318,363	$1,060,373	$1,144,940

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$3.51	$3.47	$10.36	$7.60
Add average refinery operating expenses per produced barrel	6.40	7.29	5.71	6.38
Refinery gross margin per barrel	9.91	10.76	16.07	13.98
Add average cost of products per produced barrel sold	51.06	81.44	55.25	96.21
Average sales price per produced barrel sold	$60.97	$92.20	$71.32	$110.19
Times sales of produced refined products (BPD)	419,500	386,390	438,000	420,990
Times number of days in period	92	92	365	365
Produced refined product sales	$2,353,076	$3,277,515	$11,401,928	$16,931,944

Total produced refined product sales	$2,353,076	$3,277,515	$11,401,928	$16,931,944
Add refined product sales from purchased products and rounding (1)	438,809	634,860	1,214,920	1,566,925
Total refined product sales	2,791,885	3,912,375	12,616,848	18,498,869
Add direct sales of excess crude oil (2)	91,435	318,820	352,113	1,060,354
Add other refining segment revenue (3)	40,898	34,983	202,222	147,002
Total refining segment revenue	2,924,218	4,266,178	13,171,183	19,706,225
Add HEP segment sales and other revenues	97,251	88,449	358,875	332,626
Add corporate and other revenues	190	301	663	2,103
Subtract consolidations and eliminations	(78,100)	(71,809)	(292,801)	(276,627)
Sales and other revenues	$2,943,559	$4,283,119	$13,237,920	$19,764,327

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)	Other refining segment revenue includes the incremental revenues associated with HFC Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President,
Investor Relations
HollyFrontier Corporation
214/954-6510